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                            STOCK PURCHASE AGREEMENT


                                 by and between


                             HA-LO INDUSTRIES, INC.


                                       and


                                   LAGA, INC.






                                  May 25, 2001



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                                      -i-

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE 1 PURCHASE AND SALE.................................................. 1
      SECTION 1.1   PURCHASE AND SALE........................................ 1
      SECTION 1.2   PURCHASE PRICE........................................... 1
      SECTION 1.3   PROCEDURES FOR DETERMINING CONTINGENT PAYMENT............ 1
      SECTION 1.4   PAYMENT OF THE CONTINGENT PAYMENT........................ 2
      SECTION 1.5   CONDUCT OF BUSINESS FOLLOWING CLOSING.................... 3
      SECTION 1.6   CLOSING; CLOSING CONDITIONS.............................. 4

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLER........................... 7
      SECTION 2.1   ORGANIZATION............................................. 7
      SECTION 2.2   CAPITALIZATION........................................... 7
      SECTION 2.3   SUBSIDIARIES AND INVESTMENTS............................. 8
      SECTION 2.4   OWNERSHIP OF SHARES...................................... 8
      SECTION 2.5   AUTHORIZATION; VALIDITY OF AGREEMENT..................... 8
      SECTION 2.6   CONSENTS AND APPROVALS; NO VIOLATIONS.................... 8
      SECTION 2.7   FINANCIAL STATEMENTS..................................... 9
      SECTION 2.8   NO UNDISCLOSED LIABILITIES............................... 9
      SECTION 2.9   ABSENCE OF CERTAIN CHANGES............................... 10
      SECTION 2.10  EMPLOYEE BENEFIT PLANS; ERISA............................ 10
      SECTION 2.11  LITIGATION............................................... 12
      SECTION 2.12  NO DEFAULT; COMPLIANCE WITH APPLICABLE LAWS.............. 13
      SECTION 2.13  TAXES.................................................... 13
      SECTION 2.14  INTELLECTUAL PROPERTY.................................... 14
      SECTION 2.15  ENVIRONMENTAL LAWS AND REGULATIONS....................... 15
      SECTION 2.16  CONTRACTS................................................ 15
      SECTION 2.17  TITLE TO ASSETS.......................................... 16
      SECTION 2.18  BROKERS OR FINDERS....................................... 16
      SECTION 2.19  REAL PROPERTY............................................ 17
      SECTION 2.20  CLIENT Relations......................................... 17
      SECTION 2.21  PREPAYMENT FOR SERVICES.................................. 17
      SECTION 2.22  LABOR MATTERS............................................ 17
      SECTION 2.23  INTERESTS IN CUSTOMERS, SUPPLIERS, ETC................... 17
      SECTION 2.24  EMPLOYEES................................................ 18
      SECTION 2.25  NO IMPLIED REPRESENTATIONS............................... 18
      SECTION 2.26  [RESERVED]............................................... 18
      SECTION 2.27  CLOSING BALANCE SHEET ITEMS.............................. 18
      SECTION 2.28  SYSTEMS AND SOFTWARE PERFORMANCE......................... 19
      SECTION 2.29  INFORMATION FURNISHED.................................... 19

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PURCHASER........................ 19
      SECTION 3.1   ORGANIZATION............................................. 19
      SECTION 3.2   AUTHORIZATION; VALIDITY OF AGREEMENT..................... 20
      SECTION 3.3   CONSENTS AND APPROVALS; NO VIOLATIONS.................... 20
      SECTION 3.4   SUFFICIENT FUNDS......................................... 20
      SECTION 3.5   INVESTMENT PURPOSE....................................... 21
      SECTION 3.6   BROKERS OR FINDERS....................................... 21
      SECTION 3.7   DISCLAIMER............................................... 21

ARTICLE 4 COVENANTS ......................................................... 21
      SECTION 4.1   ACCESS TO INFORMATION.................................... 21
      SECTION 4.2   TAX MATTERS.............................................. 21
      SECTION 4.3   EMPLOYEE BENEFITS........................................ 26
      SECTION 4.4   PUBLICITY................................................ 27
      SECTION 4.5   APPROVALS AND CONSENTS; COOPERATION; NOTIFICATION........ 27
      SECTION 4.6   FURTHER ASSURANCES....................................... 27
      SECTION 4.7   TRANSFER TAXES........................................... 27
      SECTION 4.8   INTERCOMPANY ACCOUNTS; GUARANTEES........................ 28
      SECTION 4.9   RESTRICTIVE COVENANTS.................................... 28

ARTICLE 5 INDEMNIFICATION.................................................... 30
      SECTION 5.1   RELIANCE................................................. 30
      SECTION 5.2   OBLIGATION OF SELLER TO INDEMNIFY........................ 30
      SECTION 5.3   OBLIGATION OF PURCHASER TO INDEMNIFY..................... 30
      SECTION 5.4   INDEMNIFICATION PROCEDURES............................... 31
      SECTION 5.5   LIMITATIONS ON AND OTHER MATTERS
                     REGARDING INDEMNIFICATION............................... 34

ARTICLE 6 MISCELLANEOUS...................................................... 35
      SECTION 6.1   AMENDMENT AND MODIFICATION............................... 35
      SECTION 6.2   NOTICES.................................................. 35
      SECTION 6.3   INTERPRETATION........................................... 36
      SECTION 6.4   COUNTERPARTS; FACSIMILE.................................. 36
      SECTION 6.5   ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.............. 37
      SECTION 6.6   SEVERABILITY............................................. 37
      SECTION 6.7   GOVERNING LAW............................................ 37
      SECTION 6.8   WAIVER OF JURY TRIAL..................................... 37
      SECTION 6.9   JURISDICTION............................................. 38
      SECTION 6.10  SERVICE OF PROCESS....................................... 38
      SECTION 6.11  SPECIFIC PERFORMANCE..................................... 38
      SECTION 6.12  ASSIGNMENT............................................... 38
      SECTION 6.13  EXPENSES................................................. 38
      SECTION 6.14  HEADINGS................................................. 39
      SECTION 6.15  WAIVERS.................................................. 39
      SECTION 6.16  SCHEDULES................................................ 39

TABLE OF ANNEXES

Shares of LAGA and NAPA                                         Annex A
Index to Defined Terms                                          Annex B
Index to the Disclosure Schedule                                Annex C
Determination of Consolidated Adjusted EBITDA                   Annex D

                                      -v-

                                TABLE OF EXHIBITS

Form of opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois)    Exhibit A
Form of opinion of Goodman Weiss Miller LLP                           Exhibit B
Form of Transition Services Agreement                                 Exhibit C

                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of May 25, 2001 (this "AGREEMENT"), by and between Ha-Lo Industries, Inc., a Delaware corporation ("SELLER"), and LAGA, Inc., a Delaware corporation ("PURCHASER").

          WHEREAS, Seller is the owner of all of the outstanding shares or other units of capital stock (the "SHARES") of each Lipson Associates, Inc., an Ohio corporation ("LAGA"), and CF Napa Design, Inc., a California corporation ("NAPA"; LAGA and NAPA are sometimes referred to hereinafter individually as a "COMPANY" and collectively as the "COMPANIES"); and

          WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, 100% of the Shares subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                                PURCHASE AND SALE

          SECTION 1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), Seller agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from Seller, the number of Shares of LAGA and NAPA set forth on Annex A attached hereto, representing, in each case, 100% of the Shares of such Company, all of which shall be free and clear of all options, pledges, attachments, deeds of trust, security interests, liens or other encumbrances or restrictions of any kind ("ENCUMBRANCES"), other than restrictions imposed by Federal or state securities laws.

          SECTION 1.2 PURCHASE PRICE. Subject to the terms and conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and in consideration of the sale, assignment, transfer and delivery of the Shares, Purchaser shall pay to Seller (i) twenty five million dollars ($25,000,000) by wire transfer of immediately available funds to an account or accounts specified by Seller (the "FIXED PURCHASE PRICE") and (ii) a contingent payment based upon the performance of the Companies on a consolidated basis for the calendar year ending December 31, 2001 (the "PERIOD"), determined in accordance with Annex D attached hereto and payable in accordance with Section 1.4 (any such payment, the "CONTINGENT Payment" and, together with the Fixed Purchase Price, the "PURCHASE PRICE"); PROVIDED HOWEVER that, not withstanding anything to the contrary contained in this Agreement, in no event shall the Purchase Price exceed twenty six million five hundred fifty thousand dollars ($26,550,000) in the aggregate.

          SECTION 1.3 PROCEDURES FOR DETERMINING CONTINGENT PAYMENT.

               (a) Within 90 days after the end of the Period, Purchaser shall deliver to Seller a statement calculating the Consolidated Adjusted EBITDA of the Companies (as determined in accordance with Annex D attached hereto) for the Period and the amount of any resulting Contingent Payment payable in connection therewith, prepared in accordance with the applicable provisions of this Article 1 (a "STATEMENT OF CONTINGENT PAYMENT"). The Statement of Contingent Payment will be prepared in accordance with GAAP applied on a basis consistent with that of the Financial Statements (as hereinafter defined). With respect to the preparation of the Statement of Contingent Payment, no change in accounting principles shall be made from those utilized in preparing the Financial Statements. For purposes of the preceding sentence, "CHANGE IN ACCOUNTING PRINCIPLES" includes all changes in accounting principles, policies, practices, procedures or methodologies with respect to financial statements, their classification or their display, as well as all changes in practices, methods, conventions or assumptions (unless required by objective changes in underlying events) utilized in making accounting estimates in accordance with GAAP.

               (b) If Seller disagrees with any item, deduction, computation or Contingent Payment set forth in the Statement of Contingent Payment, within 15 days after the receipt by Seller of the Statement of Contingent Payment, Seller shall deliver to Purchaser a written notice (a "NOTICE OF OBJECTION") setting forth in reasonable detail Seller's objections. If Seller fails to deliver a Notice of Objection within such 15-day period, or delivers a written acceptance of the Statement of Contingent Payment, the Statement of Contingent Payment will become final and binding upon Seller. In addition, upon receipt of a Notice of Objection, the Statement of Contingent Payment shall become final and binding as to all amounts not disputed in such Notice of Objection. If Seller so notifies Purchaser of its objection to the Statement of Contingent Payment, Seller and Purchaser shall, within 15 days following the date of such notice (the "RESOLUTION PERIOD"), attempt to resolve their differences. Any resolution by Seller and Purchaser as to any disputed amounts shall be final, binding and conclusive. If at the conclusion of the Resolution Period Seller and Purchaser do not resolve the dispute, then the Neutral Auditor (as hereinafter defined) shall resolve the dispute and determine the Contingent Payment for the Period within 30 days after its appointment by the parties. Each party agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor pursuant to this Section 1.3 shall be borne one-half by Purchaser and one-half by Seller. The Neutral Auditor shall act as an arbitrator to determine, based solely on presentations by Purchaser and Seller, and not by independent review, only those issues still in dispute. The Neutral Auditor's determination shall be set forth in a written statement delivered to Purchaser and Seller, and shall be final, binding and conclusive.

          SECTION 1.4 PAYMENT OF THE CONTINGENT PAYMENT. Purchaser shall pay any undisputed amount of Contingent Payment for the Period not more than 10 business days after it becomes final and binding as set forth in Section 1.3 (such amount to bear interest after such date until paid at the prime rate of interest in effect from time to time as publicly announced by Bank One Corporation or its successor (the "PRIME RATE") plus four hundred fifty basis points) and shall pay any disputed amount of a Contingent Payment (and interest thereon from the date of receipt of a Notice of Objection with respect thereto through the date of final resolution pursuant to Section 1.3 at the Prime Rate plus one hundred basis points and thereafter to the date of payment at the Prime Rate plus four hundred fifty basis points) within 10 days after resolution of any disputes in accordance with Section 1.3.

          SECTION 1.5 CONDUCT OF BUSINESS FOLLOWING CLOSING.

               (a) During the Period, Purchaser shall not sell or otherwise dispose of either Company or its business, nor shall either Company be merged or consolidated with another entity.

               (b) During the Period, Purchaser shall cause each Company to be operated reasonably and prudently and in the ordinary course of business, consistent with past practice. Purchaser agrees, for the mutual benefit of itself and Seller, to operate the Companies in good faith, taking into account Seller's desire to maximize the Contingent Payment provided for herein, and to devote the degree of attention, financing, support, expertise and personnel to the business of each Company as is appropriate to achieve such objectives.

               (c) During the Period, all intercompany transactions between either Company, on the one hand, and Purchaser or any of its affiliates, on the other hand, shall be on terms no less favorable to the Company than a similar transaction between unrelated persons negotiating at arm's length.

               (d) Without limiting the generality of the foregoing paragraphs
(a) through (c), during the Period, neither Purchaser nor any of its affiliates shall, without the prior written consent of Seller:

                         (i) fail to maintain the Companies as an independent business unit of Purchaser or one if its affiliates;

                         (ii) transfer operations from either Company or sell a portion of such operations or assets to any affiliate of Purchaser or any third party; PROVIDED HOWEVER, that, subject to clause (i) above, Purchaser may transfer the ownership of the Companies, as a whole, to an affiliate of Purchaser;

                         (iii) fail to maintain separate books and records for the operations of the Companies; or

                         (iv) make any material change to the line of business which each of the Companies operates.

               (e) During the Period, Purchaser shall not, without the consent of Seller, raise the base salaries of any employee of either Company to an amount above those amounts set forth on Section 2.24 of the Disclosure Schedule, except in the ordinary course of business and consistent with the past practices of the Companies.

               (f) Notwithstanding the foregoing, this Section 1.5 shall not restrict any action on the part of Purchaser or the Companies during the Period if either (i) such action has no adverse effect on the Contingent Payment or
(ii) any adverse effect on the Contingent Payment can be reliably measured and is excluded from the determination of the Contingent Payment.

          SECTION 1.6 CLOSING; CLOSING CONDITIONS.

               (a) The sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois 60606, at 10:00 A.M. Chicago time on the date hereof (the "CLOSING DATE").

               (b) At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

                         (i) stock certificates or similar instruments evidencing the Shares, duly endorsed by Seller in blank or accompanied by stock powers duly executed by Seller in blank, together with such other documents and instruments, if any, as may be necessary to permit Purchaser to acquire the Shares free and clear of any and all Encumbrances;

                         (ii) a certificate signed by an appropriate officer of Seller, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, (A) the representations and warranties of Seller are true and correct in all material respects as of the Closing Date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) and (B) Seller has performed and complied with, in all material respects, its obligations and covenants in this Agreement and all other documents delivered in connection herewith required to be performed by it at or prior to the Closing Date;

                         (iii) (A) a copy of each Company's certificate of incorporation or other equivalent organization document, including all amendments, certified by the Secretary of State (or comparable official) of the state of such Company's incorporation, formation or organization, (B) a certificate from the Secretary of State (or comparable official) of the state of each Company's incorporation, formation or organization, to the effect that such Company is in good standing in such state and
          (C) if available from the relevant state, a certificate as to the tax status of the Company in such state.

                         (iv) certified copies of the resolutions of the Board of Directors of Seller authorizing the sale of the Shares being transferred by Seller pursuant hereto, the execution and delivery of this Agreement and all other documents delivered in connection herewith by officers of Seller and the consummation of the transactions contemplated hereby and thereby, and a certificate of the Secretary of Seller certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date;

                         (v) the resignations, each dated the Closing Date, of those officers and directors of the Companies as set forth on
          Section 1.6(b)(v) of the Disclosure Schedule;

                         (vi) evidence of the discharge, termination or repayment in full, as of the Closing Date, of all guarantees and any other obligations or liabilities by or from each Company to Seller or regarding Seller's indebtedness to any Person (including the guarantees of each Company to creditors of Seller pursuant to Seller's credit facilities);

                         (vii) the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), substantially in the form of EXHIBIT A attached hereto, and the opinion of Goodman Weiss Miller LLP, substantially in the form of EXHIBIT B attached hereto;

                         (viii) the Transition Services Agreement, in the form of EXHIBIT C attached hereto, duly executed by Seller; and

                         (ix) all other previously undelivered certificates and other documents required to be delivered by Seller to Purchaser at or prior to the Closing Date in connection with the transactions contemplated hereby, with all necessary transfer tax or other revenue stamps, if any, acquired at Purchaser's expense, affixed and cancelled;

               (c) At the Closing, Purchaser shall deliver to Seller:

                         (i) the Fixed Purchase Price by wire transfer in immediately available funds to an account designated by Seller at least 2 business days prior to the Closing Date;

                         (ii) the Transition Services Agreement, in the form of EXHIBIT A attached hereto, duly executed by Purchaser;

                         (iii) a certificate signed by an appropriate officer of Purchaser, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, (A) the representations and warranties of Purchaser are true and correct in all material respects as of the Closing Date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) and (B) Purchaser has performed and complied with, in all material respects, its obligations and covenants in this Agreement and all other documents delivered in connection herewith required to be performed by it at or prior to the Closing Date;

                         (iv) certified copies of the resolutions of the Board of Directors of Purchaser authorizing the purchase of the Shares, the execution and delivery of this Agreement and all other documents delivered in connection herewith by officers of Purchaser and the consummation of the transactions contemplated hereby and thereby, and a certificate of the Secretary of Purchaser certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date; and

                         (v) all other previously undelivered certificates and other documents required to be delivered by Purchaser to Seller at or prior to the Closing Date in connection with the transactions contemplated hereby.

               (d) Notwithstanding the requirements of Section 1.6(c) above, the obligation of the Purchaser to consummate the transactions to be performed by it at the Closing is subject to satisfaction or waiver of the following conditions on or prior to the Closing Date:

                         (i) The acquisition by the Purchaser of the Shares shall represent one hundred percent (100%) of the issued and outstanding capital stock of LAGA and NAPA, and all of such Shares shall be free and clear of all Encumbrances, other than restrictions imposed by Federal or state securities laws.

                         (ii) Seller shall have procured all necessary authorizations, consents and approvals of shareholders, employees, third parties, governments and governmental agencies set forth in this Agreement and in the Disclosure Schedule.

                         (iii) Seller or LAGA, as the case may be, shall have terminated all existing employment agreements with each of Stevan Lipson, Howard Alport, Allan Glass, Eliot Schreiber, Sam Ciulla and John Edelmann (collectively, the "KEY EMPLOYEES"), and Purchaser shall have entered into employment agreements with each of the Key Employees.

                         (iv) All liens on the Shares and on the assets of the Companies and all security interests securing the debts of the Companies (other than liens on the assets of the Companies and security interests securing the debts of the Companies with respect to equipment used by the Companies in the Business) shall have been paid in full and fully released of record to the satisfaction of the Purchaser, and all Uniform Commercial Code financing statements covering such debts shall either have been terminated or executed UCC-3 termination statements shall have been prepared for filing with respect thereto.

                         (v) Seller shall have presented to Purchaser (as far in advance of the scheduled Closing Date as is practicable, but no more than five (5) business days prior to such date) the unaudited consolidated balance sheet of the Companies as of April 30, 2001 (the "CLOSING BALANCE SHEET"). The Closing Balance Sheet shall be prepared in a manner consistent with the Most Recent Balance Sheet (as defined in Section 2.7). At the Closing, the Closing Balance Sheet shall be set forth on Section 1.6(d)(v) of the Disclosure Schedule.

                         (vi) Seller shall have made all deliveries to Purchaser required under Section 1.6(b).

                         (vii) All amounts outstanding under that certain Business Loan Agreement, dated as of April 10, 1998, between NAPA and Bank of America

          National Trust and Savings Association shall have been repaid. The amount outstanding under such loan agreement does not exceed $70,000.

                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Purchaser as follows:

          SECTION 2.1 ORGANIZATION. Seller and each Company is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Except as disclosed in Section 2.1 of the disclosure schedule delivered by Seller to Purchaser at or prior to the execution of this Agreement (the "Disclosure Schedule"), each Company is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified, licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined). Seller has heretofore made available to Purchaser a complete and correct copy of each of the articles of incorporation and by-laws or similar organizational documents of each Company, as currently in effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse change in, or material adverse effect on, the business, assets (including intangible assets), properties, financial condition or results of operations of the Companies, taken as a whole; PROVIDED, HOWEVER, that, the effects of changes that are generally applicable to (a) the industries and markets in which the Companies operate; (b) the United States economy or (c) the United States securities markets shall be excluded from the determination of Material Adverse Effect; PROVIDED, FURTHER, that any adverse effect on either Company resulting from the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of Material Adverse Effect.

          SECTION 2.2 CAPITALIZATION. The authorized capital stock of LAGA consists of 1000 shares of common stock, no par value, of which 1000 shares are issued and outstanding and no shares are held in treasury. The authorized capital stock of NAPA consists of 1000 shares of common stock, no par value, of which 300 shares are issued and outstanding and no shares are held in treasury. All the outstanding shares of capital stock of LAGA and NAPA are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. No other class of capital shares of LAGA or NAPA is authorized or outstanding. Except as disclosed in Section 2.2 of the Disclosure Schedule, there are no existing (i) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating either Company to issue, transfer or sell any shares of capital stock or other equity interest in, such Company or securities convertible into or exchangeable for such shares or equity interests; (ii) contractual obligations of either Company to repurchase, redeem or otherwise acquire any capital stock or equity interest of such Company or (iii) voting trusts or similar agreements to which either Company is a party with respect to the voting of the capital stock or equity interest of such Company.

          SECTION 2.3 SUBSIDIARIES AND INVESTMENTS. Except as set forth in
Section 2.3 of the Disclosure Schedule, neither Company owns, directly or indirectly, any capital stock, partnership interest, limited liability company interest, equity equivalent or other equity or ownership interest in, or any security issued by, any other individual, company, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or government or other department or agency thereof (each, a "PERSON").

          SECTION 2.4 OWNERSHIP OF SHARES. Except as set forth in Section 2.4 of the Disclosure Schedule, Seller is the true and lawful owner of the Shares as set forth in Annex A. There is no personal liability attaching to the ownership of the Shares, except as such liability may be imposed pursuant to applicable laws, and all of the issued and outstanding Shares are owned by Seller free and clear of all Encumbrances, other than restrictions imposed by Federal or state securities laws. Upon the consummation of the transactions contemplated hereby, Purchaser will acquire title to the Shares, free and clear of all Encumbrances, other than restrictions imposed by Federal or state securities laws.

          SECTION 2.5 AUTHORIZATION; VALIDITY OF AGREEMENT. Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized and no other corporate proceedings on the part of Seller are necessary to authorize the execution and delivery by Seller of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming due and valid authorization, execution and delivery hereof by Purchaser) is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          SECTION 2.6 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as disclosed in Section 2.6 of the Disclosure Schedule and except for (a) filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"); (b) applicable requirements under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); (c) applicable requirements of any national securities exchange on which the shares of common stock of Seller are listed; and (d) matters specifically described in this Agreement, neither the execution, delivery or performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (i) violate any provision of the articles of incorporation or by-laws or similar organizational documents of Seller or either Company; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, impair Seller's rights or alter the rights or obligations of any third party under, or result in the creation of any Encumbrance upon either Company or any of the Shares under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, commitment, evidence of indebtedness, security agreement, franchise, permit, concession, contract, agreement or other instrument or obligation (whether written or, to the knowledge of Seller, oral) (a "CONTRACT") to which Seller or either

Company is a party or by which any of them or any of their properties or assets may be bound; (iii) violate any order, charge, writ, ruling, judgment, injunction, decree, law, constitution, statute, rule, regulation or other restriction applicable to Seller or either Company or any of their properties or assets; (iv) require on the part of Seller or either Company any filing or registration with, notification to, or authorization, consent or approval of, any court, legislative, executive or regulatory authority or agency and any of their respective subdivisions, agencies, instrumentalities, authorities or tribunals (a "GOVERNMENTAL ENTITY"); or (v) to the knowledge of Seller, violate or breach any license, agreement or instrument governing either Company's Intellectual Property (as hereinafter defined) or cause the forfeiture or termination or give rise to a right of forfeiture or termination of either Company's Intellectual Property or impair the right of either Company to use, sell or license such Company's Intellectual Property; except in the case of clauses (ii), (iii), (iv) or (v) for such violations, breaches or defaults which, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain, would not, individually or in the aggregate, have a Material Adverse Effect and would not materially adversely affect the ability of Seller and the Companies to consummate the transactions contemplated by this Agreement.

          SECTION 2.7 FINANCIAL STATEMENTS. Section 2.7 of the Disclosure Schedule contains the audited consolidated balance sheet of the Companies as of December 31, 2000, and the related unaudited consolidated statement of income for the period ended December 31, 2000 and the unaudited consolidated balance sheet of the Companies at March 31, 2001 ("MOST RECENT BALANCE SHEET") (collectively for the Companies, the "FINANCIAL STATEMENTS"). Each statement included in the Financial Statements has been prepared in accordance with United States generally accepted accounting principles ("GAAP"), applied on a consistent basis during the periods involved, except for (a) the absence of any statements of retained earnings; (b) the absence of notes to the Financial Statements; and (c) those items which are otherwise noted therein. The Financial Statements fairly present, in all material respects, the financial condition of the Companies as of the date thereof and the results of operations of the Companies for the period indicated, in accordance with GAAP. There has be no material adverse change in the financial condition of the Companies since the Most Recent Balance Sheet.

          SECTION 2.8 NO UNDISCLOSED LIABILITIES. Except as disclosed in Section
2.8 of the Disclosure Schedule and except (a) for liabilities, indebtedness and obligations, other than for borrowed money by either Company, incurred in the ordinary course of business, consistent with past practice, after December 31, 2000 and without violation of Section 2.9; (b) for liabilities, indebtedness and obligations disclosed, reflected or reserved for in the Financial Statements; and (c) for liabilities and obligations incurred in connection with the transactions contemplated hereby or otherwise as contemplated by this Agreement and other liabilities and obligations that are otherwise specifically the subject of any other representation or warranty contained in this Article 2, neither Company has incurred any material liabilities, indebtedness or obligations, whether accrued, absolute or contingent, determined or undetermined, asserted or unasserted, and whether due or to become due, that would be required to be reflected or reserved against in a balance sheet of the Companies, prepared in accordance with GAAP, consistently applied.

          SECTION 2.9 ABSENCE OF CERTAIN CHANGES. Except as (a) disclosed in the Financial Statements; (b) disclosed in Section 2.9 of the Disclosure Schedule or
(c) specifically contemplated by this Agreement, since December 31, 2000 (the "BALANCE SHEET DATE"), neither of the Companies has (i) permitted any of its material assets to be subjected to any Encumbrance (other than a Permitted Encumbrance) (as hereinafter defined);
(ii) sold, transferred or otherwise disposed of any material assets except in the ordinary course of business; (iii) made any capital expenditure or commitment therefor which individually or in the aggregate exceed fifty thousand dollars ($50,000); (iv) made any bonus or profit sharing distribution to its employees other than in the ordinary course of business; (v) increased or prepaid its indebtedness for borrowed money, except current borrowings under credit lines listed on Section 2.8 of the Disclosure Schedule from banks in the ordinary course of business, or made any loan to any Person; (vi) written down the value of any work-in-process, or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, is material to either Company; (vii) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who, whether as a result of such increase or prior thereto, receives aggregate compensation from either Company at an annual rate of one hundred thousand dollars ($100,000) or more; (viii) canceled or waived any claims or rights of material value; (ix) made any change in any method of accounting procedures; (x) declared, set aside or paid any dividend or other distribution paid or payable in cash or property with respect to any of the Shares (except for distributions in connection with cash-management procedures in the ordinary course of business which shall cease as of the Closing); (xi) made any loans, advances, investments or capital contributions to or in any other Person; (xii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business; (xiii) amended or terminated any agreement which is material to its business; (xiv) renewed, extended or modified any lease of real property, or, except in the ordinary course of business, any lease of personal property; (xv) adopted, amended or terminated any Plan (as hereinafter defined);
(xvi) agreed, whether or not in writing, to do any of the foregoing; or (xvii) suffered any change constituting a Material Adverse Effect.

          SECTION 2.10 EMPLOYEE BENEFIT PLANS; ERISA.

               (a) Section 2.10(a) of the Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, incentive, deferred compensation, stock option, restricted stock, stock appreciation rights, phantom stock rights, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all termination, severance or other contracts, whether or not subject to any of the provisions of ERISA, which are or have been maintained, contributed to or sponsored by the Companies or any ERISA Affiliate (as hereinafter defined) for the benefit of any employee of the Companies (each item listed on Section 2.10(a) of the Disclosure Schedule being referred to herein individually, as a "PLAN" and collectively, as the "PLANS"). Seller has delivered to Purchaser, to the extent applicable, a complete and accurate copy of: (i) each written Plan and descriptions of any unwritten Plan (including all amendments thereto whether or not such amendments are currently effective); (ii) each summary plan description and all summaries of material modifications relating to a Plan; (iii) each trust agreement or other funding arrangement with respect to each Plan, including insurance contracts; (iv) the most recently filed Internal Revenue Service Form 5500 relating to each Plan; (v) the most recently received Internal Revenue Service determination letter for each Plan; and (vi) the three most recently prepared actuarial reports and financial statements in connection with each Plan. Neither Seller nor the

Companies have made any commitment (x) to create or cause to exist any Plan not set forth on Section 2.10(a) of the Disclosure Schedule or (y) to modify, change or terminate any Plan.

               (b) Except as disclosed in Section 2.10(b) of the Disclosure Schedule, none of the Plans, nor any employment, severance or other similar agreement to which either of the Companies is a party or bound (i) provides for the payment of or obligates the Companies to pay separation, severance, termination or similar-type benefits to any employee of the Companies or (ii) obligates the Companies to pay separation, severance, termination or similar-type benefits as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), either alone or in conjunction with any subsequent occurrence. There is no commitment covering the employees of the Companies that, individually or in the aggregate, would reasonably be expected to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to
Section 162(m) of the Code.

               (c) Neither the Companies nor any ERISA Affiliate has maintained, contributed to or participated in a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a multiple employer plan subject to Sections 4063 and 4064 of ERISA, nor has any obligations or liabilities, including withdrawal, reorganization or successor liabilities, regarding any such plan. As used herein, the term "ERISA AFFILIATE" means any Person that is or has been a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which the Companies are a member.

               (d) Seller or the Companies, as applicable, have expressly reserved the right, in all Plan documents relating to welfare benefits provided to employees, former employees, officers, directors and other participants and beneficiaries, to amend, modify or terminate at any time the Plans which provide for welfare benefits, and Seller is not aware of any fact, event or condition that could reasonably be expected to restrict or impair such right. Except as required under Section 601 of ERISA or as disclosed in Section 2.10(d) of the Disclosure Schedule, neither the Companies nor any ERISA Affiliate has made any promises or commitments to provide, and is not obligated to provide (i) medical benefits (including without limitation through insurance) to retirees or former employees of the Companies or any ERISA Affiliate or their respective dependents, or (ii) life insurance or other death benefits to retired employees or former employees of the Companies or any ERISA Affiliate or their respective dependents.

               (e) Each Plan is now and has been operated in all material respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA, the Health Insurance Portability and Accountability Act of 1996, the Code and the regulations and authorities published thereunder. The Companies have performed in all material respects all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and Seller has no knowledge of any such default or violation by any Person of, any Plan. Except as set forth on Section 2.10(e) of the Disclosure Schedule, no legal action, suit, audit, investigation or claim is pending or, to the knowledge of Seller, threatened with respect to any Plan (other than claims for benefits in the ordinary course). With respect to any insurance policy providing funding for benefits or an investment alternative under any Plan, to the knowledge of Seller (i) no material liability or loss shall be incurred by Purchaser or any such Plan in the nature of a retroactive rate adjustment, loss sharing arrangement or other material liability or loss and (ii) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and no such proceedings with respect to any insurer are imminent.

               (f) Each Plan which is intended to be qualified under Section 401(a) of the Code is qualified under Section 401(a) of the Code (and, if applicable, complies with the requirements of Section 401(k) of the Code), and has received a favorable determination letter from the Internal Revenue Service that it is so qualified. Each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is exempt under Section 501(a) of the Code and has received a determination letter from the Internal Revenue Service that it is so exempt. To the knowledge of Seller, no fact or event has occurred or condition exists since the date of such determination letter from the Internal Revenue Service which would be reasonably likely to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

               (g) To the knowledge of Seller, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan subject to ERISA. The Companies have not incurred any liability for any excise tax arising under Sections 4971, 4972, 4975, 4976, 4977, 4978, 4978B, 4979, 4979A, 4980, 4980B, 4980D or 4980E of the
Code or any civil penalty arising under Sections 409, 502(i) or 502(l) of ERISA that have not been satisfied in full, and no fact, event or condition exists which could give rise to any such liability. No Plan is or has been subject to Title IV or Section 302 of ERISA.

               (h) All contributions, premiums or payments required to be made, paid or accrued with respect to any Plan have been made, paid or accrued on or before their due dates, including extensions thereof. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Entity and, to the knowledge of Seller, no fact or event exists which could give rise to any such challenge or disallowance.

          SECTION 2.11 LITIGATION. Except as disclosed in Section 2.11 of the Disclosure Schedule, there is no action, suit, claim, arbitration, investigation or proceeding pending, or as to which Seller or either Company has received any written notice of assertion, or, to the knowledge of Seller, threatened, involving either of the Companies or their properties or rights by or before any Governmental Entity or by any Person that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. Neither Company is subject to any agreement, injunction, judgment, order, decree or arbitration award of any Governmental Entity that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

          SECTION 2.12 NO DEFAULT; COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed in Section 2.12 of the Disclosure Schedule, neither Company is in conflict with or in default or violation of any term, condition or provision of
(i) its articles of incorporation or by-laws or similar organizational documents or (ii) any statute, law, rule, regulation, judgment, decree, order, permit or license or other governmental authorization or approval applicable to any of the Companies (collectively, the "COMPANY PERMITS"), excluding from the foregoing clauses (i) and (ii), conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect or which become applicable as a result of the business or activities in which Purchaser is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Purchaser. Notwithstanding the foregoing, this Section 2.12 shall not apply to Environmental Laws (as hereinafter defined) and any permits required thereunder which are exclusively the subject of the representations and warranties contained in Section 2.15. In addition, each of the Companies holds all Company Permits from Governmental Entities which are necessary or required for the conduct of its business as presently conducted, except where the failure to hold such Company Permits would not have a Material Adverse Effect. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect, and no action or claim is pending or, to the knowledge of Seller, threatened, to revoke or terminate any Company Permit or declare any Company Permit invalid in any material respect.

          SECTION 2.13 TAXES.

               (a) Except as disclosed in Section 2.13(a) of the Disclosure Schedule, each Company or Seller on behalf of either Company has (i) timely filed all material Tax Returns (as hereinafter defined) required to be filed by any of them (taking into account applicable extensions) with respect to such Company and all such Tax Returns were true, correct and complete in all material respects when filed and (ii) paid or accrued (in accordance with GAAP) all material Taxes (as hereinafter defined) of such Company regardless of whether shown to be due on such Tax Returns, other than such Taxes as are being contested in good faith by such Company or Seller.

               (b) With respect to Tax Returns referred to in Section 2.13(a), except as disclosed in Section 2.13(b) of the Disclosure Schedule, there are no material ongoing federal, state, local or foreign Tax audits or Tax examinations, nor does Seller or either Company know of any written communication from any Taxing Authority raising any potential dispute or claim regarding Taxes.

               (c) With respect to Tax Returns referred to in Section 2.13(a), except as disclosed in Section 2.13(c) of the Disclosure Schedule, there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies.

               (d) Except as disclosed in Section 2.13(d) of the Disclosure Schedule, neither Company is a party to any agreement providing for the allocation or sharing of Taxes.

               (e) Except as disclosed in Section 2.13(e) of the Disclosure Schedule, there are no material liens for Taxes upon the assets of either Company which are not provided for in the Financial Statements, except liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith.

               (f) Since January 1, 1998, no claim has been made by a Governmental Entity in a jurisdiction a Company does not file Tax Returns that a Company is or may be subject to taxation by that jurisdiction.

               (g) Except disclosed in Section 2.13(g) of the Disclosure Schedule, no Company (i) has been a member of an affiliated group filing a consolidated federal income Tax return or (ii) has any liability for Taxes of any Person (other than that of the Companies) under (A) any of Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as transferee or successor, or (C) by contract, or otherwise.

               (h) "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by any taxing authority (whether domestic or foreign including, without limitation, any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments plus any liability under any tax sharing agreement with any person or under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law. "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

          SECTION 2.14 INTELLECTUAL PROPERTY. Section 2.14 of the Disclosure Schedule contains an accurate and complete list of all Intellectual Property (as hereinafter defined) owned by each Company for which state, federal or foreign registration has been obtained or is pending and which is material to the business or operations of such Company and all agreements under which any Person has granted a license for any Intellectual Property to either Company (other than license agreements for "off the shelf" third party computer software not included within such Company's products or services). Each Company has all right, title and interest in, a valid and binding license to use, or has the requisite permission and authority to use, all Intellectual Property used in the conduct of its business, except where the failure to have such rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Section 2.14 of the Disclosure Schedule, no claim of infringement or misappropriation of Intellectual Property is or has been pending or, to the knowledge of Seller, threatened against either Company, and, to the knowledge of Seller, neither Company is infringing or misappropriating any Intellectual Property of any Person. Neither Company has expressly granted any license, franchise or permit in effect on the date hereof to any Person to use any of the trade names or any of the trademarks owned by it. The term "INTELLECTUAL PROPERTY" means patents and patent rights, trademarks and trademark rights, tradenames and tradename rights, service marks and service mark rights, service names and service name rights, copyright and copyright rights, trade secrets and trade secret rights and publicity, and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

          SECTION 2.15 ENVIRONMENTAL LAWS AND REGULATIONS. Except as set forth in Section 2.15 of the Disclosure Schedule, (a) each of the Companies is in compliance with all applicable federal, state and local laws and regulations relating to protection of the environment (collectively, "ENVIRONMENTAL LAWS"), except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect, which compliance includes, but is not limited to, the possession by each of the Companies of material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (b) neither Company has received notice of, or to the knowledge of Seller, is the subject of, any actions, causes of action, requests for information, claims, investigations, demands, or notices by any Person alleging liability under or non-compliance with any Environmental Law ("ENVIRONMENTAL CLAIMS") which would, individually or in the aggregate, have a Material Adverse Effect; and (c) Seller is not aware of and has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding under any Environmental Laws, except where the interference or failure to comply with common law or statutes or other claim, action, suit or proceeding under the Environmental Laws would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 2.16 CONTRACTS.

               (a) Section 2.16(a) of the Disclosure Schedule sets forth a complete and accurate list of all of the following Contracts to which either Company is a party: (i) any personal property lease with a fixed annual rental of one hundred thousand dollars ($100,000) or more; (ii) any contract relating to capital expenditures which involves payments of two hundred fifty thousand dollars ($250,000) or more in any single or related transaction; (iii) any loan or advance to, or investment in, any other Person, or commitments for any of the same, in an amount exceeding one hundred thousand dollars ($100,000) or any contract relating to the making of any such loan, advance or investment; (iv) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person in an amount exceeding one hundred thousand dollars ($100,000) (other than the endorsement of negotiable instruments for collection in the ordinary course of business); (v) any management service, employment, consulting or any other similar type of contract, agreement or document relating to services to be provided to either Company which is not cancellable by such Company or by Seller without penalty or other financial obligation within 30 days; (vi) any contract limiting the freedom of either Company to engage in any line of business or to compete with any other Person, including agreements limiting its ability to take on competitive accounts after the termination thereof or limiting the ability of either Company or its affiliates to take on competitive accounts during the term thereof; (vii) any contract or commitment (not covered by another subsection of this Section 2.16(a)) which involves payments by either Company of one hundred thousand dollars ($100,000) or more over the unexpired term thereof and is not cancellable by either Company or Seller without penalty or other financial obligation within 30 days; (viii) any collective bargaining agreement; (ix) any contract with any of either of the Company's officers, directors or holders of Shares (including indemnification agreements); (x) any secrecy or confidentiality agreement (other than standard confidentiality agreements in computer software license agreements or agreements with clients entered into in the ordinary course of business); (xi) any licensing or franchise agreement (other than license agreements for "off the shelf" third party computer software not included within either Company's products or services); (xii) any agreement with any of the 15 largest clients (in terms of revenue) of the Companies (on a consolidated basis) in 1999 and 2000 and (xiii) any joint venture agreement involving a sharing of profits not covered by (i) through (xii) above; provided, HOWEVER, that (x) commitments to media and production expenses which are fully reimbursable from clients and (y) estimates or purchase orders given in the ordinary course of business relating to the execution of projects, do not have to be set forth on Section 2.16(a) of the Disclosure Schedule.

               (b) Except as set forth in Section 2.16(b) of the Disclosure Schedule, (i) each of the Contracts to which either Company is a party or by which any of its assets or operations may be bound is in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect and (ii) there are no existing defaults or events of default by either Company, or occurrence, condition or act which, with or without the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by either Company, in any such case which would result in a Material Adverse Effect.

          SECTION 2.17 TITLE TO ASSETS. Except as set forth in Section 2.17 of the Disclosure Schedule, each of the Companies has good and marketable title to or, in the case of leased properties and assets, valid leasehold interests in, all of its respective material tangible properties and assets, free and clear of all Encumbrances, including, without limitation (a) all the tangible properties and assets reflected in the Financial Statements and (b) all the tangible properties and assets purchased or otherwise contracted for by each Company since the Balance Sheet Date (except in the case of (a) or (b) above for tangible properties and assets reflected in the Financial Statements or acquired or otherwise contracted for since the Balance Sheet Date that have been sold or otherwise disposed of in the ordinary course of business), except for (i) zoning laws and other land use restrictions that do not materially impair the present or anticipated use or occupancy of the property subject thereto; (ii) any Encumbrances for taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or due and being contested in good faith;
(iii) any mechanics', workmen's, repairmen's, warehousemen's, carriers' or other similar Encumbrances arising in the ordinary course of business, consistent with past practice or being contested in good faith; (iv) any Encumbrances which have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect and (v) with respect to any real property, any defects, easements, rights of way, restrictions, covenants, claims or other similar charges, which do not, individually or in the aggregate, have a Material Adverse Effect on the use or possession of such real property (clauses (i) through (v) being referred to collectively as, the "PERMITTED ENCUMBRANCES").

          SECTION 2.18 BROKERS OR FINDERS. Seller represents, as to itself and the Companies, that except as set forth in Section 2.18 of the Disclosure Schedule, no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. Any such fees or commissions disclosed in
Section 2.18 of the Disclosure Schedule shall be paid by Seller.

          SECTION 2.19 REAL PROPERTY.

               (a) OWNED REAL PROPERTY. Section 2.19(a) of the Disclosure Schedule contains a complete and accurate list of all real property owned by either Company and any option or right of first refusal or first offer to acquire real property on the part of either Company.

               (b) LEASED REAL PROPERTY. Section 2.19(b) of the Disclosure Schedule contains, as of the date hereof, a complete and accurate list of all real property leases to which each Company is a party (as lessee, lessor, sublessee, sublessor, assignee or assignor), including, without limitation, leases which either Company has subleased or assigned to a third party and as to which such Company remains liable. Each real property lease set forth on Section 2.19(b) of the Disclosure Schedule (or required to be set forth on Section 2.19(b) of the Disclosure Schedule) is valid, binding and in full force and effect, except where the failure to be valid, binding and in full force and effect would not have a Material Adverse Effect. Except as set forth in Section 2.19(b) of the Disclosure Schedule, there exists no default or event of default by either Company or, to the knowledge of Seller, by any other party to such real property lease, or occurrence, condition or act (including the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by either Company under such real property lease, except for such defaults or events of default as would not have a Material Adverse Effect.

          SECTION 2.20 CLIENT RELATIONS. Section 2.20 of the Disclosure Schedule sets forth for each Company the fifteen largest clients (measured by fees generated) as at December 31, 2000 and the fees from each such client and from all clients (in the aggregate) for the year ended December 31, 2000. No client of either Company identified above has advised such Company in writing or, to the knowledge of Seller, verbally that it (y) is terminating or considering terminating the handling of its business by such Company as a whole or in respect of any particular project or service or (z) is planning to reduce its future spending with either Company in any material manner.

          SECTION 2.21 PREPAYMENT FOR SERVICES. Except as disclosed in Section
2.21 of the Disclosure Schedule, neither Company has received any payments from any of its clients with respect to services to be rendered by such Company after the Closing Date.

          SECTION 2.22 LABOR MATTERS. Neither Company nor Seller is a party to any collective bargaining agreement applicable to employees of either Company and, to the knowledge of Seller, there are no current actions or proceedings of any labor union (or representative thereof) to organize any employees of the Company.

          SECTION 2.23 INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except as set forth on Section 2.23 of the Disclosure Schedule, (x) neither Seller nor any entity controlled by Seller nor (y) to the knowledge of Seller (without making any special inquiry of the Related Group, as hereinafter defined), any officer, director or employee of either Company or Seller, or any parent, brother, sister, child or spouse of any such officer, director or employee (collectively, the "RELATED GROUP"), or any entity controlled by any person in the Related
Group: (i) owns, directly or indirectly, any interest in (other than holdings for investment purposes of less than 5% of the securities of any publicly traded company), or received payments from, or is an officer, director, employee or consultant, of any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of either Company; or (ii) owns, directly or indirectly (other than through the ownership of stock or equity or other securities of either Company), in whole or in part, any material tangible or intangible property (including, but not limited to, Intellectual Property) that either Company uses in the conduct of its business.

          SECTION 2.24 EMPLOYEES. Section 2.24 of the Disclosure Schedule sets forth a list of each employee of each Company as of the Balance Sheet Date, such employee's name, title, starting date, base salary for calendar years 1999 and 2000 and a description of any benefits (such as bonus payments) not already described in Section 2.10 of the Disclosure Schedule to which each such person is entitled.

          SECTION 2.25 NO IMPLIED REPRESENTATIONS. Notwithstanding anything contained in this Article 2 or any other provision of this Agreement, it is the explicit intent of each party hereto that Seller is making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement as modified by the Disclosure Schedule. In furtherance and not in limitation of the foregoing, it is expressly understood by each party hereto that any cost estimates, projections or other predictions contained in or referred to in the Schedules hereto or in the offering materials that have been provided to Purchaser are not and shall not be deemed to be representations or warranties of Seller.

          SECTION 2.26 [RESERVED]

          SECTION 2.27 CLOSING BALANCE SHEET ITEMS.

               (a) As of the Closing Date, (i) the Companies shall each have a balance of cash and cash equivalents of no less than $100,000, and (ii) there shall be no material deterioration since the Most Recent Balance Sheet in the Companies' consolidated net working capital or financial condition.

               (b) All of the accounts receivable reflected in the Companies' Most Recent Balance Sheet are bona fide and represent amounts validly due for goods sold or services rendered and, except for amounts reserved for therein as doubtful accounts and, with respect to such accounts receivable, (i) as of Closing, all shall be free and clear of Encumbrances, (ii) no written claims of offset have been asserted and (iii) none of the obligors thereto has given written notice that it will or may refuse to pay the full amount or any portion thereof.

               (c) Since the Most Recent Balance Sheet, neither Seller nor the Companies have altered or modified their normal accounting practices and policies in respect of the Companies' issuance of invoices, collection of accounts receivable or payment of accounts payable in any manner resulting in either the acceleration of the collection of the Companies' accounts receivable or the delay of the Companies' payment of its accounts payable.

          SECTION 2.28 SYSTEMS AND SOFTWARE PERFORMANCE. The Companies' owned, leased and licensed hardware, software and communications facilities and resources owned or utilized by each Company in the Business (as defined in Section 4.9 below), and all methods of interface between such items and third party hardware, software and communication facilities, in each case within the control or under the responsibility of Seller or either Company (the "System"), including any System interfaces which are a part of the System, and the local area networks of the Companies, and any wide area networks currently managed and maintained by Seller or either Company will continue to perform in all material respects, if operated by Purchaser in accordance with Seller's and the Companies' practices and standards, at the level of on-line system performance, reliability and response times as experienced by the Companies during the ninety
(90) day period prior to the Closing Date.

          SECTION 2.29 INFORMATION FURNISHED. The representations and warranties contained in this Article 2, as modified by the Disclosure Schedule, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein necessary to make the statements herein (in light of the circumstances under which they were made) not misleading.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser represents and warrants to Seller as follows:

          SECTION 3.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Purchaser and each of its Subsidiaries (as hereinafter defined), if any, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Purchaser Material Adverse Effect (as hereinafter defined). As used in this Agreement, "PURCHASER MATERIAL ADVERSE EFFECT" means any material adverse change in, or material adverse effect on, the business, assets (including intangible assets), properties, financial condition or results of operations of Purchaser and its Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that the effects of changes that are generally applicable to (i) the industries or markets in which Purchaser and its Subsidiaries operate; (ii) the United States economy or (iii) the United States securities markets shall be excluded from the determination of Purchaser Material Adverse Effect; PROVIDED, FURTHER, that any adverse effect on Purchaser resulting from the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of Purchaser Material Adverse Effect. As used in this Agreement, the word "SUBSIDIARY" means, with respect to any party, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          SECTION 3.2 AUTHORIZATION; VALIDITY OF AGREEMENT. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors and no other corporate action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser (and assuming due and valid authorization, execution and delivery hereof by Seller and each Company) is a valid and binding obligation of Purchaser and may be, enforceable against it in accordance with its respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          SECTION 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for (a) filings pursuant to the HSR Act; (b) applicable requirements under the Exchange Act; and (c) as described in this Agreement, neither the execution, delivery or performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will (i) violate any provision of the articles of incorporation or by-laws of Purchaser; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or impair Purchaser's rights or alter the rights or obligations of any third party under any of the terms, conditions or provisions of any Contract to which Purchaser or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound; (iii) to the knowledge of Purchaser, violate any order, charge, writ, ruling, judgment, injunction, decree, law, constitution, statute, rule, regulation or other restriction applicable to Purchaser, any of its Subsidiaries or any of their properties or assets or (iv) require on the part of Purchaser any filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity; except in the case of clauses (ii), (iii) or (iv) for such violations, breaches or defaults which, or filings, registrations, notifications, authorizations, consents or approvals, the failure of which to obtain, would not, individually or in the aggregate, have a Purchaser Material Adverse Effect and would not materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement.

          SECTION 3.4 SUFFICIENT FUNDS. As of the date hereof, Purchaser has, and on the Closing Date Purchaser will have, sufficient funds available (through existing credit arrangements or otherwise) to enable it to consummate the transactions contemplated by this Agreement.

          SECTION 3.5 INVESTMENT PURPOSE. Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

          SECTION 3.6 BROKERS OR FINDERS. Purchaser represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

          SECTION 3.7 DISCLAIMER. Purchaser has not made and shall not be deemed to have made to Seller or either Company any representation or warranty other than those expressly made by Purchaser in this Article 3.

                                   ARTICLE 4

                                    COVENANTS

          SECTION 4.1 ACCESS TO INFORMATION.

               (a) Seller shall cause each of the Companies to afford Purchaser's officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours throughout the period prior to the Closing Date or the date of termination of this Agreement, to their respective officers, employees, agents and accountants, properties, contracts, commitments, books and records (including but not limited to Tax Returns) and to use their respective reasonable best efforts to cause representatives to furnish promptly to Purchaser such additional financial and operating data and other information as to their respective business and properties as Purchaser or its duly authorized representatives may from time to time reasonably request; PROVIDED, HOWEVER, that nothing herein shall require either Seller or either Company to disclose any information to Purchaser if such disclosure would be in violation of applicable laws or regulations of any Governmental Entity or the provisions of any confidentiality agreement to which either Seller or such Company is a party which is in effect on the date of this Agreement and has been disclosed to Purchaser in the Disclosure Schedule.

               (b) For a period of six years from the Closing Date, Purchaser shall permit Seller, upon prior reasonable written request, to examine and make copies of books, records, documents or information for purposes of defending any litigation now pending or hereafter commenced against Seller in connection with the business of either Company, or the preparation of income and other tax returns. In addition, Purchaser shall make available to Seller, on a reasonable basis and as reasonably requested from time to time by Seller, those persons and documents relevant to the above-described matters for purposes of consultation and/or testimony in connection therewith.

          SECTION 4.2 TAX MATTERS.

               (a) SECTION 338(h)(10). On or prior to the date that is sixty
(60) days after the Closing Date, Purchaser may request of Seller in writing (the "ELECTION NOTICE") that Purchaser and Seller file a joint election with respect to the purchase of the Shares under Section 338(h)(10) of the Code and under any similar provisions of state, local or foreign law (the "ELECTIONS"), and Seller shall agree to such request. The Election Notice shall specify each state, local and foreign election to be made with respect to the acquisition of the Shares by Purchaser. If Purchaser requests the Elections, as promptly as practicable following the date of such Election Notice, (A) Seller and Purchaser shall cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve timely Elections in accordance with the provisions of Treasury Regulations Section 1.338(h)(10)-1 (or any comparable provision of state or foreign law or any successor provision) and (B) Purchaser and Seller shall mutually agree on the allocation of the Purchase Price (including assumed liabilities and liabilities taken subject to) among the assets of the Companies that are deemed to have been acquired pursuant to the Elections. The allocation shall be prepared on the following principles: to all tangible assets according to net book value as of the Closing Date, with the remainder allocated to goodwill. Seller and Purchaser mutually agree that the tax basis of the tangible personal property fairly approximates its fair market value. Seller and Purchaser shall report the purchase by Purchaser of the Shares pursuant to this Agreement consistent with the Elections and shall take no position inconsistent therewith in any Tax Return, any proceeding before any taxing authority or otherwise.

               (b) SELLER INDEMNIFICATIONS.

                         (i) Seller shall be liable for, and shall indemnify and hold Purchaser and the Companies harmless against, all Taxes, including, without limitation, any Tax attributable to the Elections (A) imposed on the Seller Group (as defined below) or the Companies for any taxable year beginning before the Closing and for which either Company is liable as a result of filing a Tax Return on a consolidated, combined or unitary basis,
          (B) imposed on either Company or for which either Company may otherwise be liable for any taxable year or period that ends on or before the Closing Date, and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date (except for Taxes attributable to extraordinary events occurring outside of the ordinary course of business on the Closing Date, but after the Closing), including, without limitation, Taxes arising as a result of any Election or (C) imposed on Purchaser or either Company as a result of Seller's failure to comply with any of its obligations under this Section 4.2; and

                         (ii) in order to appropriately apportion any income taxes relating to any taxable year or period beginning before and ending after the Closing Date, the parties hereto shall apportion such income taxes to the taxable period ending on or before the Closing Date (the "INTERIM PERIOD") (Interim Periods and Taxable Years or Periods that end on or prior to the Closing Date being referred to as "PRE-CLOSING PERIODS") by a closing of each Company's books as of the close of the Closing Date, consistent with their past practice for reporting items, except that exemptions, allowances or deductions that are calculated on a time basis, such as the deduction for depreciation, shall be apportioned on a time basis. In order to appropriately apportion any non-income taxes relating to any taxable year beginning before (and ending after) the Closing Date, the parties hereto shall apportion such non-income taxes to the Interim Period as follows: (A) AD VALOREM taxes (including, without limitation, real and personal property taxes) shall be accrued on a monthly basis over the Interim Period, or if it cannot be determined over the period such taxes are being levied, over the fiscal period of the relevant taxing authority, in each case irrespective of the lien or assessment date of such taxes;
          (B) all Taxes (other than the Taxes attributable to the Elections described in Section 4.2(b)(i)) relating to actions outside the ordinary course of business occurring after the Closing on the Closing Date shall be apportioned to the period ending after the Closing Date and (C) franchise and other privilege taxes not measured by income shall be prorated on a monthly basis over the period to which the privilege relates.

               As used in this Agreement, "SELLER GROUP" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes Seller or any predecessor of or successor to Seller (or another such predecessor or successor).

               (c) COMPANIES' AND PURCHASER'S INDEMNIFICATION. Except as otherwise provided in Section 4.2(b) hereof, Purchaser and the Companies shall be liable for, and shall indemnify and hold Seller or any of its affiliates harmless against (i) any and all Taxes imposed on either Company relating or apportioned to any taxable year or Taxable Period other than a Pre-Closing Period, (ii) any additional Taxes for which the Seller Group is liable (including amounts owed by Seller on this indemnification payment) on account of any transaction not in the ordinary course of business (other than the Election and any transactions deemed to occur due to the Election) occurring on the Closing Date or after the Closing or (iii) any and all Taxes imposed on Seller or any member of the Seller Group as a result of Purchaser's failure to comply with any of its obligations under this Section 4.2.

               (d) REFUNDS OR CREDITS. Purchaser or a Company shall promptly pay to Seller any refunds or credits of Taxes for which Seller may be liable under
Section 4.2(b) hereof. For purposes of this Section 4.2(d), the term "REFUND" shall include a reduction in Taxes and the use of an overpayment of Taxes as an audit or other Tax offset and receipt of a refund shall occur upon the filing of a return or an adjustment thereto using such reduction, overpayment or offset, or upon the receipt of cash. Upon the reasonable request of Seller, Purchaser shall prepare and file, or cause to be prepared and filed, all claims for refunds relating to such Taxes; PROVIDED, HOWEVER, that Purchaser shall not be required to file such claims for refund to the extent such claims for refund would have a Material Adverse Effect in future periods or to the extent the claims for refund relate to a carryback of an item. Purchaser shall be entitled to all other refunds and credits of Taxes; PROVIDED, HOWEVER, it will not allow the amendment of any Tax Return relating to any Taxes for a Pre-Closing Period (or portion thereof) or the carryback of an item to a period ending prior to Closing without Seller's consent (which shall not be unreasonably withheld).

               (e) ADJUSTMENTS TO PURCHASE PRICE. Any payment by Purchaser or Seller under this Section 4.2 will be an adjustment to the Purchase Price.

               (f) TAX RETURNS. Seller shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Companies for taxable years or periods ending on or before the Closing Date and shall remit any Taxes due in respect of such Tax Returns, and Purchaser shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Companies for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Tax Returns. No less than 10 days prior to the due date for filing any Tax Return with respect to any Taxes for which Seller is liable pursuant to Section 4.2(b), Purchaser shall provide written notice to Seller of the amount of such Taxes for which Purchaser believes Seller is liable and shall set forth in such notice the calculations for such amount in reasonable detail. If Seller disagrees with the calculation of such Taxes set forth in such notice, it shall notify Purchaser of such disagreement within 5 days after receipt of such notice. Seller and Purchaser shall promptly resolve such disagreement, and Seller shall pay to Purchaser the amount for which Seller is liable within 2 days after such disagreement is resolved. If Seller agrees with

Purchaser's calculations, Seller shall pay the amount for which Seller is liable at least 2 days prior to the due date for filing of such Tax Returns.

               (g) MUTUAL COOPERATION. As soon as practicable, but in any event within 30 days after either Seller's or Purchaser's request, as the case may be, Purchaser shall deliver to Seller or Seller shall deliver to Purchaser, as the case may be, such information and other data relating to the Tax Returns and Taxes of the Companies and shall provide such other assistance as may reasonably be requested, to cause the completion and filing of all Tax Returns or to respond to audits by any taxing authorities with respect to any Tax Returns or taxable periods or to otherwise enable Seller, Purchaser or the Companies to satisfy their accounting or Tax requirements. For a period of six years from and after the Closing, Purchaser and Seller shall, and shall cause their affiliates to, maintain and make available to the other party, on such other party's reasonable request, copies of any and all information, books and records referred to in this Section 4.2(g). After such six-year period, Purchaser or Seller may dispose of such information, books and records, provided that prior to such disposition, Purchaser or Seller shall give the other party the opportunity to take possession of such information, books and records. In addition, Seller and Purchaser shall each (a) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of either Company for taxable periods for which the other may have a liability under this
Section 4.2 and (b) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

               (h) CONTESTS. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Seller is liable under this Agreement, Seller shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent that such proceeding affects the amount of Taxes for which Purchaser is liable under this Agreement. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Purchaser is liable under this Agreement, Purchaser shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings affect the amount of Taxes for which Seller is liable under this Agreement. Notwithstanding the foregoing, neither Seller nor Purchaser, as the case may be, shall be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of the other party or either Company for which the other party is liable (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) to the extent such settlement would have a material adverse effect on the other party without the prior written consent of the other party. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that the party from which consent would normally be required has been indemnified by the other party against the effects of any such settlement.

               With respect to claims for Taxes attributable to taxable periods beginning on or before and ending after the Closing Date, the party with the greatest potential liability for Taxes (either directly or by reason of Section 4.2(b)) with respect to such claim (the "CONTROLLING PARTY") shall control the defense of such claim. The other party (the "NON-CONTROLLING PARTY") shall be entitled to participate at its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by the Non-Controlling Party pursuant to Section 4.2(b) and, with the written consent of the Controlling Party, and at its sole expense, may assume the entire defense of such tax claim. Neither the Controlling Party nor either Company may agree to settle any tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by the Non-Controlling Party under Section 4.2(b) without the prior written consent of the Non-Controlling Party, which consent shall not be unreasonably withheld.

               (i) RESOLUTION OF DISAGREEMENTS BETWEEN SELLER AND PURCHASER. If either Seller or Purchaser disagrees as to the amount of Taxes for which either Seller or Purchaser may be liable under this Agreement, either Seller or Purchaser shall promptly consult each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within 60 days of the date of consultation, all points of disagreement concerning Tax matters with respect to this Agreement shall, at the election of either party, be submitted to a "Big Five" accounting firm jointly selected by Purchaser and Seller (the "NEUTRAL AUDITOR"). Each party agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter. All fees and expenses of the Neutral Auditor shall be borne equally by Seller and Purchaser. The Neutral Auditor shall act as an arbitrator to determine, based solely on presentations by Seller and Purchaser, only those issues remaining in dispute. The Neutral Auditor's determination shall be made within 60 days of its engagement, shall be set forth in a written statement delivered to Seller and Purchaser and shall be final and binding on the parties hereto.

               (j) ADDITIONAL LIMITATIONS ON TAX INDEMNIFICATION. If an audit adjustment for a Pre-Closing Period (x) gives rise to an indemnity obligation under Section 4.2(b)(i) and (y) is reasonably expected to reduce the taxable income of an Indemnified Party for a taxable year or period beginning after the Closing Date (such estimated reduction in taxable income is referred to herein as a "POST-CLOSING TAX BENEFIT"), then the amount required to be indemnified by Seller pursuant to Section 4.2(b)(i) shall be reduced by the "net present income tax value" of such Post-Closing Tax Benefit. The "net present income tax value" of a Post-Closing Tax Benefit shall be determined by using a discount rate equal to 6.5%. For purposes of making this determination, the parties shall assume that a Post-Closing Tax Benefit shall be realized by the relevant Indemnified Party at the end of the taxable year or period in which such Post-Closing Tax Benefit is reasonably expected to be available and that the relevant Indemnified Party is subject to Federal income tax, and any applicable state and local taxes, at the maximum rates provided by law for such taxable year or period and shall take account of any adverse tax consequences on current, past or future years on account of the indemnity payment, using substantially similar principles.

               (k) SURVIVAL OF OBLIGATIONS AND SOLE REMEDY. The obligations of the parties set forth in this Section 4.2 shall be unconditional and absolute, and shall remain in effect until the expiration of the applicable statute of limitations and without limitation as to amount of recovery. Notwithstanding any other provision of this Agreement to the contrary, the rights and obligations of the parties with respect to indemnification for any and all maters relating to Taxes shall be governed by this Section 4.2.

          SECTION 4.3 EMPLOYEE BENEFITS.

               (a) Purchaser agrees that, effective as of the Closing Date and until December 31, 2001, Purchaser shall provide Employees (as hereinafter defined) on the Closing Date with employee benefits that are no less favorable in the aggregate than those provided to Employees immediately prior to the date hereof. With respect to any employee benefits that are provided to Employees under Purchaser's employee benefit plans ("PURCHASER PLANS"), service accrued by Employees during employment with the Companies prior to the Closing Date shall be recognized for vesting, eligibility and, with respect to vacation and severance pay, benefit accrual, except to the extent necessary to prevent duplication of benefits. With respect to any medical, dental or other welfare benefits that are provided at any time to Employees under Purchaser Plans, Purchaser shall use its reasonable best efforts to (i) waive any applicable pre-existing condition exclusions (except to the extent not satisfied under the comparable Plan as of such time) and (ii) take into account under such Purchaser Plan any expenses incurred before such time under the comparable Plan for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

               (b) For purposes of this Section 4.3, the term "EMPLOYEES" shall mean all employees of the Companies immediately prior to the Closing Date, including (but only to the extent set forth on Section 4.3(b) of the Disclosure Schedule) those on lay-off, disability or leave of absence, paid or unpaid.

               (c) Notwithstanding anything to the contrary contained in this Agreement, Employees shall be employees at will (unless a written employment agreement to the contrary has been entered into with such Employee) and nothing express or implied in this Agreement will obligate Purchaser to provide continued employment to any Employee for any specific period of time following the Closing Date. For notices and payments relating to events occurring prior to the Closing Date, Seller and the Companies and their ERISA Affiliates shall be responsible for any notices required to given to Employees pursuant to the Worker Adjustment and Retraining Notification Act (the "WARN ACT"), Section 4980B of the Code and/or Section 402(f) of the Code, and for any payments or benefits required pursuant to such laws or on account of violation of any requirement of such laws.

               (d) Purchaser and its affiliates (including the Companies) shall be responsible for, and shall indemnify Seller and its affiliates and hold them harmless against, any and all claims, liabilities and obligations arising from or related to the employment or termination of the employment of an Employee on or after the Closing Date. Without limiting the generality of the foregoing, Purchaser shall be responsible and assume all liability for all notices or payments due to any Employees, and all notices, payments, fines or assessments due to any government authority, pursuant to any applicable Federal, state or local law, common law, statute, rule or regulation with respect to the employment, discharge or layoff of Employees on and after the Closing Date, including, without limitation, the Warn Act and Section 4980B of the Code.

          SECTION 4.4 PUBLICITY. The initial press releases with respect to the execution of this Agreement, after mutual consultation, shall be acceptable to both Purchaser and Seller. Thereafter, so long as this Agreement is in effect, neither Purchaser nor Seller nor any of their respective affiliates shall issue or cause the publication of any press release or public statement with respect to the transactions contemplated hereby or this Agreement without the prior agreement of the other party, except as may be required by law or by any listing agreement with a national securities exchange.

          SECTION 4.5 APPROVALS AND CONSENTS; COOPERATION; NOTIFICATION.

               (a) The parties hereto shall use their respective commercially reasonable best efforts, and cooperate with each other, to obtain as promptly as practicable all governmental and third party authorizations, approvals, consents or waivers required in order to consummate the transactions contemplated by this Agreement.

               (b) The Companies, Seller and Purchaser each shall keep the others apprized of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Purchaser or by either Company or Seller, as the case may be, from any third party and/or any Governmental Entity with respect to the transactions contemplated by this Agreement.

               (c) Seller shall give prompt notice to Purchaser of the occurrence of any Material Adverse Effect, and Purchaser shall give prompt notice to Seller of the occurrence of any Purchaser Material Adverse Effect.

          SECTION 4.6 FURTHER ASSURANCES. Each of the parties hereto agrees to use its respective commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each party hereto, at the reasonable request of the other party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

          SECTION 4.7 TRANSFER TAXES. Notwithstanding anything to the contrary contained herein, Purchaser shall be responsible for the timely payment of all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar taxes and fees, if any ("TRANSFER TAXES"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement. Purchaser shall prepare and in a timely manner file all returns in respect of Transfer Taxes.

               (a) Purchaser and Seller shall cooperate with each other in attempting to minimize Transfer Taxes.

               (b) Purchaser shall provide to Seller, and Seller shall provide to Purchaser, all exemption certificates with respect to Transfer Taxes that may be provided for under applicable law. Such certificates shall be in the form, and shall be signed by the proper party, as provided under applicable law.

          SECTION 4.8 INTERCOMPANY ACCOUNTS; GUARANTEES. Effective as of the Closing Date (a) all intercompany receivables, payables and loans (excluding trade credit incurred in the ordinary course of business) then existing between Seller or any affiliate of Seller (other than the

Companies), on the one hand, and either Company on the other hand, shall be settled by way of capital contribution in kind or by way of dividend in kind and
(b) all guarantees and any other obligations or liabilities by or from each Company to Seller or regarding Seller's indebtedness to any Person (including the guarantees of each Company to creditors of Seller pursuant to Seller's credit facilities) shall be discharged, terminated or repaid in full.

          SECTION 4.9 RESTRICTIVE COVENANTS.

               (a) Seller hereby covenants and agrees that for two years after the Closing Date (the "RESTRICTED PERIOD"), it will not engage in business as, or own an interest in, directly or indirectly, any individual proprietorship, partnership, corporation, joint venture, or any other form of business entity, whether as a partner, shareholder, joint venturer or in any other manner whatsoever, if such entity is engaged in whole or in part in the design of, or consulting and research pertaining to, the packaging of corporate or consumer products, including brochures and collateral documents that relate to such package designs (the "BUSINESS") as conducted by the Companies on the date hereof; PROVIDED, HOWEVER, that nothing contained in this paragraph shall be deemed to prohibit Seller from owning 5% or less of the shares of a publicly-held company engaged in any such business. For purposes of this Agreement, the term "Business" shall not include (i) brand consulting and/or brand research in connection with the design of promotional campaigns for corporate or consumer products or (ii) the business currently conducted by Seller's "Upshot" division so long as such business is currently conducted by such division and (iii) the design and/or placement of corporate identification or logos on products (apart from package design).

               (b) In addition to the foregoing, Seller hereby covenants and agrees that for three years after the Closing Date, it will not, directly or indirectly, as principal, agent trustee or through the agency of any corporation, partnership, association, agent or agency (i) employ (including to retain, engage or conduct business with) or attempt to employ or assist anyone else to employ any person who is then or at any time during the preceding year was an employee (other than non-executive administrative personnel) of either Company, (ii) solicit any of the Companies' Business from any customer of either Company or (iii) request or advise any customer of either Company to withdraw, curtail or cancel such customer's Business with either Company; PROVIDED that nothing in this Section 4.9(b) shall prohibit Seller from general advertising or other general solicitation of employees not specifically directed at employees or customers of either Company.

               (c) Seller agrees that, except as otherwise required by law or the rules or listing agreement of any securities exchange on which Seller's stock is then traded, it will not, for a period of three years after the date hereof, disclose to any third party any confidential information or trade secret of either Company or any client of either Company, or utilize such confidential information or trade secret for the benefit of third parties. For purposes of this clause (c), confidential information shall not include (i) information that is or becomes generally available without any breach of this clause (c); (ii) information independently developed by Seller outside of the operation of the business of the Companies and (iii) information obtained from a third party entitled to disclose it.

               (d) If Seller breaches any of the provisions of this Section 4.9, Purchaser or either Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies of law, it being acknowledged and agreed that such breach or threatened breach will cause irreparable injury to the applicable Company and that money damages will not provide an adequate remedy to such Company. In addition, either Company or Purchaser may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

               (e) The parties acknowledge that the restrictive covenants above are necessary in order to protect and maintain the trade secrets, business and assets and goodwill acquired by Purchaser in connection with the purchase of the Shares of the Companies pursuant to this Agreement and to prevent the usurpation by Seller of all or any portion of the goodwill purchased by Purchaser under this Agreement, and that the time, scope, geographic area and other provisions of Section 4.9(a), (b) and (c) have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement and are given as an integral and essential part of the transactions contemplated by this Agreement. In the event that any covenant contained in
Section 4.9 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable, and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

               (f) Seller acknowledges that Purchaser and Seller intend to and hereby confer jurisdiction to enforce the covenants contained in this Section
4.9 upon the courts of any state or any jurisdiction within the geographical scope of such covenants in which a breach or alleged breach of a covenant contained herein has occurred. In the event that the courts of one or more of such states or other jurisdictions shall hold such covenants unenforceable (in whole or in part) by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of Purchaser or either Company to the relief provided above in the courts of any other states or other jurisdictions within the geographical scope of such covenants, as to breaches of such covenants in such other respective states or other jurisdictions, the above covenants as they relate to each other jurisdiction being, for this purpose, severable into diverse and independent covenants.

                                   ARTICLE 5

                                 INDEMNIFICATION

          SECTION 5.1 RELIANCE. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement and the Disclosure Schedule hereto, or in any document delivered at the Closing in connection with this Agreement.

          SECTION 5.2 OBLIGATION OF SELLER TO INDEMNIFY. Subject to the provisions of Section 5.5, Seller hereby agrees to indemnify Purchaser and its officers, directors and affiliates (including the Companies, but not including any of Stevan Lipson, Howard Alport or Allan Glass with respect to breaches of representations or warranties relating to the knowledge of any of Stevan Lipson, Howard Alport or Allan Glass) (individually, a "PURCHASER INDEMNIFIED PARTY" and collectively, the "PURCHASER INDEMNIFIED PARTIES") against, and to protect, save and keep harmless the Purchaser Indemnified Parties from, and to pay on behalf of or reimburse the Purchaser Indemnified Parties as and when incurred for, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, settlements, interest, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses' fees) of whatever kind and nature (collectively, "LOSSES"), that may be imposed on or incurred by any Purchaser Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of any representation or warranty contained in Article 2 hereof or in any certificate delivered by Seller at the Closing; (b) any breach of or failure by Seller to comply with, perform or discharge any obligation, agreement or covenant by Seller contained in this Agreement and (c) any item set forth on Section 5.2(c) of the Disclosure Schedule. The term "Losses" as used herein is not limited to matters asserted by third parties against an Indemnified Party (as hereinafter defined) but includes Losses incurred or sustained by an Indemnified Party in the absence of third party claims; PROVIDED, HOWEVER that the term "Losses" as used herein does not include special, consequential, incidental or punitive damages. None of the provisions of this Article 5 shall apply to the claims, obligations, liabilities, covenants and representations under Section 2.13 or
Section 4.2, which shall be governed solely by the terms of Section 4.2.

          SECTION 5.3 OBLIGATION OF PURCHASER TO INDEMNIFY. Purchaser hereby agrees to indemnify Seller and its officers, directors and affiliates (individually, a "SELLER INDEMNIFIED PARTY" and collectively, the "SELLER INDEMNIFIED PARTIES") against, and to protect, save and keep harmless the Seller Indemnified Parties from, and to pay on behalf of or reimburse the Seller Indemnified Parties as and when incurred for, any and all Losses that may be imposed on or incurred by any Seller Indemnified Party as a consequence of, in connection with, incident to, resulting from or arising out of or in any way related to or by virtue of: (a) any misrepresentation, inaccuracy or breach of any warranty or representation of Purchaser contained in Article 3 hereof or in any certificate delivered by Purchaser at the Closing; (b) any breach or failure by Purchaser to comply with, perform or discharge any obligation, agreement or covenant by Purchaser contained in this Agreement and (c) any occurrences or liabilities arising prior to the Closing Date to the extent of reserves on the Financial Statements; PROVIDED that, notwithstanding anything to the contrary contained herein, Purchaser's indemnification obligations under this Section 5.3(c) shall not be subject to the limitations set forth in Section 5.5 hereof. None of the provisions of this Article 5 shall apply to the claims, obligations, liabilities, covenants and representations under Section 2.13 or Section 4.2, which shall be governed solely by the terms of Section 4.2.

          SECTION 5.4 INDEMNIFICATION PROCEDURES.

               (a) NON-THIRD PARTY CLAIMS. In the event that any Person entitled to indemnification under this Agreement (an "INDEMNIFIED PARTY") asserts a claim for indemnification which does not involve a Third Party Claim (as hereinafter defined) against which a Person is required to provide indemnification under this Agreement (an "INDEMNIFYING PARTY"), the Indemnifying Party may acknowledge and agree by notice to the Indemnified Party in writing to satisfy such claim within 30 days of receipt of notice of such claim from the Indemnified Party. In the event that the Indemnifying Party disputes such claim, the Indemnifying Party shall provide written notice of such dispute to the Indemnified Party within 30 days of receipt of written notice of such claim, setting forth a reasonable basis of such dispute. In the event that the Indemnifying Party shall fail to provide written notice to the Indemnified Party within 30 days of receipt of notice from the Indemnified Party that the Indemnifying Party either acknowledges and agrees to pay such claim or disputes such claim, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay such claim in full and to have waived any right to dispute such claim. Once the Indemnifying Party has acknowledged and agreed to pay any claim pursuant to this
Section 5.4(a), or once any dispute under this Section 5.4(a) has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction, the Indemnifying Party shall, subject to the provisions of Section 5.5, pay the amount of such claim to the Indemnified Party within 10 days of the date of acknowledgment or resolution, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

               (b) Third Party Claims.

                         (i) In the event that any Indemnified Party asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an affiliate of a party to this Agreement (a "THIRD PARTY CLAIM") against an Indemnifying Party, the Indemnified Party shall give written notice together with a statement of any available information regarding such claim to the Indemnifying Party (the "CLAIMS NOTICE") within 30 days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "DEFENSE NOTICE") within 15 days after receipt from the Indemnified Party of the Claims Notice, which Defense Notice shall specify the counsel it will appoint to defend such claim ("DEFENSE COUNSEL"), to conduct at its expense the defense against such Third Party Claim in its own name, or if necessary in the name of the Indemnified Party; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed.

                         (ii) In the event that the Indemnifying Party within such 15 day period fails to give the Defense Notice, the Indemnified Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim without prior consent of the Indemnifying Party, and the Indemnifying Party will, subject to the provisions of Section 5.5, be liable for all reasonable costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

                         (iii) In the event that the Indemnifying Party disputes the claim for indemnification against it, such Indemnifying Party shall notify the Indemnified Party to such effect within 30 days after receipt of the Claims Notice (or within such shorter time as may be necessary to give the Indemnified Party a reasonable opportunity to respond to such Third Party Claim). In such event the Indemnified Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim, with the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed), and, once such dispute has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction or by mutual agreement of the Indemnified Party and the Indemnifying Party, the Indemnifying Party shall, subject to the provisions of Section 5.5, within 10 days of the date of such resolution or agreement, pay to the Indemnified Party all reasonable costs, expenses, settlement amounts or other Losses paid or incurred by the Indemnified Party in connection with such Third Party Claim including the costs and expenses (including, without limitation, reasonable attorneys fees and expenses) incurred by the Indemnified Party in obtaining indemnification hereunder.

                         (iv) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the Third Party Claim, the Indemnifying Party shall be entitled to have the exclusive control over the defense of the Third Party Claim and the Indemnified Party will cooperate in good faith with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party. The Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. The Indemnifying Party will not settle the Third Party Claim or cease to defend against such Third Party Claim as to which it has delivered a Defense Notice without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; PROVIDED, HOWEVER, such consent may be withheld for any reason if, as a result of such settlement or cessation of defense
          (A) injunctive relief or specific performance would be imposed against the Indemnified Party or (B) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

                         (v) If an Indemnified Party refuses to consent to a bona fide offer of settlement which provides for a full release of the Indemnified Party and its affiliates relating to the claims underlying the offer of settlement and solely for a monetary payment which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such an event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement which the Indemnified Party refused to accept plus the reasonable costs and expenses of the Indemnified Party incurred prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement.

                         (vi) Notwithstanding clause (iv) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim
          (A) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party; (B) to the extent such claim involves criminal allegations against the Indemnified Party; (C) that if unsuccessful, would set a precedent that would have a material adverse effect on the business or financial condition of the Indemnified Party; or (D) if such claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of any Third Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

                         (vii) Any final judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

                         (viii) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section
          5.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

               (c) TREATMENT. All parties to this Agreement agree that any indemnification by Seller of Purchaser or by Purchaser of Seller hereunder is intended to be, and shall be, treated by each of such parties as an adjustment to the Purchase Price for all purposes (including tax purposes).

               (d) ADJUSTMENT FOR INSURANCE AND TAXES. The amount which an Indemnifying Party is required to pay to, for or on behalf of any Indemnified Party pursuant to this Article 5 shall be adjusted (including, without limitation, retroactively) (i) by any insurance proceeds actually recovered by or on behalf of such Indemnified Party in reduction of the related indemnifiable loss (the "INDEMNIFIABLE LOSS") and (ii) to take account of any cash tax benefit realized as a result of any Indemnifiable Loss. Amounts required to be paid, as so reduced, are hereinafter sometimes called an "INDEMNITY PAYMENT." If an Indemnified Party shall have received or shall have had paid on its behalf an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive insurance proceeds in respect of such Indemnifiable Loss, or realize any tax benefit as a result of such Indemnifiable Loss, then the Indemnified Party shall pay to the Indemnifying Party the amount of such insurance proceeds or tax benefit or, if lesser, the amount of the Indemnity Payment.

          SECTION 5.5 LIMITATIONS ON AND OTHER MATTERS REGARDING
INDEMNIFICATION.

               (a) INDEMNIFY CUSHION AND CAP. Subject to the proviso which follows and Section 5.5(c) below, Seller shall not have any liability to any Purchaser Indemnified Party with respect to Losses arising out of any of the matters referred to in Section 5.2 until such time as the amount of such liability shall exceed three hundred seventy-five thousand dollars ($375,000) in the aggregate (in which case Seller shall be liable for all Losses in excess of three hundred seventy-five thousand dollars ($375,000)); provided, however, that the foregoing "cushion" or "deductible" shall not apply to any breach of the representation and warranty contained in Section 2.27 pertaining to certain Closing Date balance sheet items. Notwithstanding anything to the contrary set forth herein, the aggregate liability of Seller for indemnity payments under
Section 5.2 shall not exceed twenty-five percent (25%) of the aggregate Purchase Price.

               (b) SURVIVAL. Subject to Section 5.5(c) below, the several representations and warranties of the parties contained in this Agreement or in any instrument delivered pursuant hereto will survive the Closing Date and will remain in full force and effect thereafter for a period of 12 months from the Closing Date, except (i) as to matters as to which any Purchaser Indemnified Party has made a claim for indemnification or given a Claims Notice under
Section 5.4 hereof on or prior to such date and (ii) with respect to any claim for Losses pertaining to a misrepresentation or a breach of representation or warranty under Sections 2.2, 2.4, 2.5 or 2.10. The matters referred to in (A) the preceding clause (i) shall survive the expiration of such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied; and (B) the preceding clause (ii) shall terminate 180 days after the expiration of the relevant Federal, state or local statute of limitations (taking into account any extensions or waivers thereof), except as to matters as to which any Indemnified Party made a claim for indemnification on or prior to such date, in which case such matters shall survive the expiration of any such period until such claim for indemnification is finally resolved and any obligations with respect thereto are fully satisfied.

               (c) EXCEPTIONS. Each of the limitations set forth above in this
Section 5.5 shall in no event (i) apply to any Losses incurred by a Purchaser Indemnified Party which relate, directly or indirectly, to (A) any fraudulent acts committed by Seller in connection with the transactions contemplated hereby; (B) any breach of a representation or warranty contained in Section 2.18; (C) any indemnification obligations under Section 5.2(b) and (D) Seller's obligations set forth in Section 6.13 to pay certain expenses; or (ii) apply to any Losses incurred by a Seller Indemnified Party which relate, directly or indirectly, to (A) any fraudulent acts committed by Purchaser in connection with the transactions contemplated hereby; (B) any indemnification obligations under
Section 5.3(b) and (C) Purchaser's obligations set forth in Section 6.13 to pay certain expenses.

                                   ARTICLE 6

                                  MISCELLANEOUS

          SECTION 6.1 AMENDMENT AND MODIFICATION. This Agreement may only be amended, modified and supplemented by written agreement of the parties hereto.

          SECTION 6.2 NOTICES. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to; (b) 5 days after being deposited in any United States Post Office enclosed in a postage prepaid, registered or certified envelope addressed to or (c) when successfully transmitted by telecopier (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above) to, the party for whom intended, at the address or telecopier number for such party set forth below (or at such other address or telecopier number for a party as shall be specified by like notice, provided, however, that any notice of change of address or telecopier number shall be effective only upon receipt):

                           if to Purchaser, to:

                           LAGA, Inc.
                           c/o Thoma Cressey Equity Partners
                           Sears Tower
                           233 Wacker Drive, Suite 9200
                           Chicago, IL  60606
                           Telephone No.:  (312) 777-4444
                           Telecopy No.:  (312) 777-4445
                           Attention:  Lee Mitchell

                           with a copy (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           555 Thirteenth Street, NW
                           Washington, D.C.  20004
                           Telephone No.:  (202) 637-5600
                           Telecopy No.: (202) 637-5910
                           Attention: J. Hovey Kemp, Esq.

                           if to Seller, to:

                           Ha-Lo Industries, Inc.
                           5980 West Touhy Avenue
                           Niles, Illinois 60714
                           Telephone No.: (847) 647-2300
                           Telecopy No.: (847) 588-8812
                           Attention: Gregory J. Kilrea

                           with a copy to:

                           Skadden, Arps, Slate, Meagher &
                           Flom (Illinois)
                           333 West Wacker Drive
                           Chicago, Illinois 60606
                           Telephone No.: (312) 407-0700
                           Facsimile No.: (312) 407-0411
                           Attention:  William R. Kunkel, Esq.

          SECTION 6.3 INTERPRETATION. The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. The phrase "to the knowledge of Seller" or any similar phrase shall mean such facts and other information which as of the date of determination are actually known to any of Greg Kilrea, Stevan Lipson, Howard Alport or Allan Glass and, unless otherwise stated, such knowledge as would have been discovered by such officers and directors after reasonable inquiry. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 25, 2001. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule l2b-2 of the Exchange Act. As used in this Agreement, the term "BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which banking institutions in The City of New York are required to be open. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          SECTION 6.4 COUNTERPARTS; FACSIMILE. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall together be considered one and the same agreement. Each party to this Agreement agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signature of each other party to this Agreement.

          SECTION 6.5 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein), the confidentiality agreement between Seller and Thoma Cressey Equity Partners, and the Disclosure Schedule (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided herein, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          SECTION 6.6 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          SECTION 6.7 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

          SECTION 6.8 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          SECTION 6.9 JURISDICTION. Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive personal jurisdiction of the United States District Court for the District of Delaware, and to the jurisdiction of any other competent court of the State of Delaware (collectively, the "DELAWARE COURTS"), preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441, in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts. If the aforementioned courts do not have subject matter jurisdiction, then the proceeding shall be brought in any other state or federal court located in the State of Delaware, preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441. Each party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Courts in any other court or jurisdiction.

          SECTION 6.10 SERVICE OF PROCESS. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 6.9 hereof in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6.2 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

          SECTION 6.11 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 6.9 hereof.

          SECTION 6.12 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser shall have the right to assign its rights and/or obligations pursuant to this Agreement to any affiliate of Purchaser, provided that upon any such assignment such assignee agrees in writing to be bound by the terms of this Agreement and Purchaser remains bound by the terms of this Agreement, and any such assignee shall be deemed included within the defined term "Purchaser" for purposes of this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

          SECTION 6.13 EXPENSES. Except as otherwise provided herein, all costs and expenses (including all legal, accounting, broker, finder and investment banker fees) incurred in connection with the transactions contemplated hereby, this Agreement, each of the other documents and instruments executed in connection therewith and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby is consummated.

          SECTION 6.14 HEADINGS. Headings of the Articles and Sections of this Agreement, the Table of Contents and the Index of Defined Terms are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

          SECTION 6.15 WAIVERS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          SECTION 6.16 SCHEDULES. The Disclosure Schedule shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed pursuant to the Disclosure Schedule shall be deemed to be disclosed for all purposes under this Agreement but such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.



                              HA-LO INDUSTRIES, INC.

                              By:
                                 -----------------------------------
                                      Name:
                                      Title:



                              LAGA, INC.

                              By:
                                 -----------------------------------
                                      Name:
                                      Title:

                                     ANNEX A

                             SHARES OF LAGA AND NAPA
LAGA

1000 shares of common stock, no par value

NAPA

300 shares of common stock, no par value

                                     ANNEX B

                             INDEX OF DEFINED TERMS

                                                                                             Defined in
Terms                                                                                         Section
-----                                                                                       -------------
Agreement...........................................................................         Preamble
Balance Sheet Date..................................................................         2.9
Business............................................................................         4.9
business day........................................................................         6.3
change in accounting principles.....................................................         1.3(a)
Claims Notice.......................................................................         5.4(b)(i)
Closing.............................................................................         1.6(a)
Closing Date........................................................................         1.6(a)
Code................................................................................         2.10(b)
Companies...........................................................................         Preamble
Company.............................................................................         Preamble
Company Permits.....................................................................         2.12
Contingent Payment..................................................................         1.2
Contract............................................................................         2.6
Controlling Party...................................................................         4.2(h)
Defense Counsel.....................................................................         5.4(b)(i)
Defense Notice......................................................................         5.4(b)(i)
Delaware Courts ....................................................................         6.9
Disclosure Schedule.................................................................         2.1
Election Notice.....................................................................         4.2(a)
Elections...........................................................................         4.2(a)
Employee Agreements.................................................................         2.9(a)
Employees...........................................................................         4.3(c)
Encumbrances........................................................................         1.1
Environmental Claims................................................................         2.15(b)
Environmental Laws .................................................................         2.15(a)
ERISA...............................................................................         2.10(a)
ERISA Affiliate.....................................................................         2.10(c)
Closing Balance Sheet...............................................................         1.6(d)(v)
Exchange Act........................................................................         2.6
Financial Statements................................................................         2.7
Fixed Purchase Price................................................................         1.2
GAAP................................................................................         2.7
Governmental Entity.................................................................         2.6
HSR Act.............................................................................         2.6
Indemnified Party...................................................................         5.4(a)
Indemnifying Party..................................................................         5.4(a)

                                       B-1

                                                                                             Defined in
Terms                                                                                         Section
-----                                                                                       -------------
Indemnifiable Loss..................................................................         5.4(d)
Indemnity Payment...................................................................         5.4(d)
Intellectual Property...............................................................         2.14
Interim Period......................................................................         4.2(b)(ii)
Key Employees.......................................................................         1.6(d)(iii)
LAGA................................................................................         Preamble
Losses..............................................................................         5.2
Material Adverse Effect.............................................................         2.1
Most Recent Balance Sheet...........................................................         2.7
NAPA................................................................................         Preamble
net present income tax value........................................................         4.2(j)
Neutral Auditor.....................................................................         4.2(i)
Non-Controlling Party...............................................................         4.2(h)
Notice of Objection.................................................................         1.3(b)
PBGC................................................................................         2.10(g)
Period..............................................................................         1.2
Permitted Encumbrances..............................................................         2.17
Person..............................................................................         2.3
Plan(s).............................................................................         2.10(a)
Post-Closing Tax Benefit............................................................         4.2(j)
Pre-Closing Periods.................................................................         4.2(b)(ii)
Prime Rate..........................................................................         1.4
Purchase Price......................................................................         1.2
Purchaser...........................................................................         Preamble
Purchaser Indemnified Parties.......................................................         5.2
Purchaser Indemnified Party.........................................................         5.2
Purchaser Material Adverse Effect...................................................         3.1
Purchaser Plans.....................................................................         4.3(a)
refund..............................................................................         4.2(d)
Related Group.......................................................................         2.23
Resolution Period...................................................................         1.3(b)
Restricted Period...................................................................         4.9(a)
Seller..............................................................................         Preamble
Seller Group........................................................................         4.2(b)
Seller Indemnified Parties..........................................................         5.3
Seller Indemnified Party............................................................         5.3
Shares..............................................................................         Preamble
Statement of Contingent Payment.....................................................         1.3(a)
Subsidiary..........................................................................         3.1
Taxes...............................................................................         2.13(h)
Tax Return..........................................................................         2.13(h)
Third Party Claim...................................................................         5.4(b)(i)

                                       B-2

                                                                                             Defined in
Terms                                                                                         Section
-----                                                                                       -------------
Title IV Plan.......................................................................         2.10(g)
Transfer Taxes......................................................................         4.7
WARN Act............................................................................         4.3(d)

                                       B-3

                                     ANNEX C

                          INDEX TO DISCLOSURE SCHEDULE

Title                                                                                            Section
-----                                                                                            --------
Resignations                                                                                     1.6(b)(v)
Estimated Closing Balance Sheet                                                                  1.6(d)(v)
Organization                                                                                     2.1
Capitalization                                                                                   2.2
Subsidiaries and Investments                                                                     2.3
Ownership of Shares                                                                              2.4
Consents and Approvals; No Violations                                                            2.6
Most Recent Balance Sheet                                                                        2.7
Financial Statements                                                                             2.7
No Undisclosed Liabilities                                                                       2.8
Arrangements for Borrowed Money                                                                  2.8
Absence of Certain Changes                                                                       2.9
ERISA: Employee Benefit Plans and Similar Agreements                                             2.10(a)
ERISA: No Severance Payments or Change-in-Control Benefits                                       2.10(b)
ERISA: No Post-Termination Benefits                                                              2.10(d)
ERISA: No Material Liability                                                                     2.10(e)
Litigation                                                                                       2.11
No Default; Compliance With Applicable Laws                                                      2.12
Taxes: Timely Filing and Payment                                                                 2.13(a)
Taxes: No Material Audits                                                                        2.13(b)
Taxes: No Waivers of Statutory Periods of Limitations                                            2.13(c)
Taxes: No Allocation Agreements                                                                  2.13(d)
Taxes: No Material Liens                                                                         2.13(e)
Taxes: No Liability                                                                              2.13(g)
Intellectual Property                                                                            2.14
Environmental Laws and Regulations                                                               2.15
Contracts                                                                                        2.16(a)
Status of Contracts                                                                              2.16(b)
Title to Assets                                                                                  2.17
Brokers or Finders                                                                               2.18
Owned Real Property                                                                              2.19(a)
Leased Real Property                                                                             2.19(b)
Client Relations                                                                                 2.20
Prepayment for Services                                                                          2.21
Interests in Customers, Suppliers, Etc.                                                          2.23
Employees                                                                                        2.24
Employees on Sick Leave, Etc.                                                                    4.3(b)
Indemnification by Seller                                                                        5.2(c)

                                     ANNEX D

                  DETERMINATION OF CONSOLIDATED ADJUSTED EBITDA
                        AND AMOUNT OF CONTINGENT PAYMENT

I.       CALCULATION OF CONSOLIDATED ADJUSTED EBITDA

         For the purposes of the Stock Purchase Agreement dated as of May ___, 2001 (the "AGREEMENT"), by and between, LAGA, INC., a Delaware corporation (the "PURCHASER") and HA-LO INDUSTRIES, INC., a Delaware corporation ("SELLER"), the sole shareholder of Lipson Associates, Inc., an Ohio corporation ("LAGA") and CF NAPA Design, INC., a California corporation ("NAPA"; LAGA and NAPA are sometimes referred individually as a Company and collectively as the "Companies"), adjusted earnings before interest, taxes, depreciation and amortization of the Companies on a consolidated basis for the Period ("CONSOLIDATED ADJUSTED EBITDA") shall be determined in accordance with this ANNEX D. The term "Business" as used in this ANNEX D means the business and assets of the Companies acquired pursuant to the Agreement. Except as specifically provided in this ANNEX D, the Business shall not include any other business or assets of any other business entity owned by Purchaser or acquired by Purchaser during the term of the Period unless otherwise agreed in writing by Seller and Purchaser.

         Any capitalized term not defined in this ANNEX D shall have the meaning ascribed to such term in the Agreement.

         A. There shall first be determined the consolidated revenues of the Companies for the Period, calculated in accordance with GAAP. Revenues shall reflect such charges and credits to reserve accounts with respect to WIP as shall be deemed necessary under GAAP and shall exclude interest income. However, revenues shall not reflect the adjustments recorded in the amount of $112,000 and -$500,000 in respect of revenues which had been previously reflected in the audited consolidated balance sheet as at December 31, 2000.

         B. There shall then be determined the "expenses" of the Business for the Period. For this purpose, "expenses" shall consist of those expenses incurred by the Business which are allocable to the Period calculated on the accrual method of accounting, in accordance with GAAP, applied on a basis consistent with that employed by the Business in arriving at net income for accounting purposes, subject to the following provisions and exceptions:

                  1.       Expenses shall include the following:

                           (a)      The usual operating and general
administrative costs and expenses incurred by the Business (including all employment salaries and benefits) applicable to income earned in the Period as determined in accordance with GAAP and consistent with past practices of the Business prior to the Closing Date, and shall exclude prepaid expenses with respect to any income which is to be realized in a subsequent period except that portion applicable to the Period according to GAAP.

                           (b)      The  aggregate amount of all taxes (other
than Federal and state and local income taxes) imposed on the Business with respect to the Period.

                           (c)      Workers' compensation expenses computed
based upon the existing experience modifier of the Companies.

                           (d)      The allocable portion of all direct
operating expenses paid to third parties by Purchaser or any of its affiliates (as defined in Section 6.3 of the Agreement) on behalf of the Companies.

                           (e)      Accruals for bonuses payable to employees
and consultants.

                  2. Expenses shall not include any expense related to (i) any management fees paid to Purchaser or any of its affiliates, (ii) depreciation, amortization, or other expenses associated with, or as a result of, the acquisition of the Shares, (iii) material expenses associated with any unbudgeted new ventures or acquisitions by the Companies, (iv) Purchaser's general overhead and administrative expenses; PROVIDED, HOWEVER, that expenses shall include charges for costs and expenses of specific services provided by Purchaser or its affiliates to the Companies, (v) interest expense, (vi) extraordinary gain or loss on the sale or disposition of assets, and (vii) the adjustments recorded in the amount of -$16,851, -$12,000, $66,284 and $135,000 in respect of expenses which had been previously reflected in the audited consolidated balance sheet as at December 31, 2000.

                  3. Expenses shall reflect such charges and credits to reserve accounts with respect or uninsured casualty losses and accounts receivable as shall be deemed necessary under GAAP.

         C. There shall then be subtracted from the revenues of the Business for the Period, as determined pursuant to SECTION I.A hereof, the "expenses" of the Business for the Period as determined pursuant to SECTION I.B hereof, and the difference shall constitute the "Consolidated Adjusted EBITDA" of the Period.


II.      CALCULATION OF CONTINGENT PURCHASE PRICE

         The Contingent Payment shall be equal to the product of (i) the amount by which Consolidated Adjusted EBITDA for the Period exceeds five million dollars ($5,000,000), MULTIPLIED BY (ii) five (5); PROVIDED, HOWEVER, that in no event shall the Contingent Payment exceed one million five hundred fifty thousand dollars ($1,550,000).

                                      D-2